EXHIBIT 10.8

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.
NOT AN OFFICIAL TRANSLATION]

Agreement

This Subscription Agreement (Agreement), is entered and made between Sichuan Education Press ( hereinafter referred to as "Party A")

AND

Beijing Wenhua Culture Development Co., Ltd. (hereinafter referred to as "Party B" )

In terms of the subscription and publishing in Henan province of the standard experimental textbooks intended for compulsory education curriculum, including Chinese history (A&B) applicable to seventh-grade students, World History (A&B) applicable to ninth-grade students, in conjunction with supporting teaching materials and curriculum resources (collectively the “Textbooks”), which published by Party A, the parties hereby agree to the terms set below through negotiation:

1.	Party A authorizes Party B to act as the exclusive and sole representative on Party A’s behalf to discuss with Henan-based education authorities at all tiers (Collectively the "Education Authorities") and Xinhua Bookstore, in order to list these Textbooks into catalogues, capture orders to subscribe these Textbooks, and initiate teacher-purpose instructions (Collectively "Subscription Services"). Without prejudice to government policy, Party A may assist with Party B to process these Subscription Services at Party B's account.

2.	After communication with the Education Authorities, Party B shall introduce Party A rent-type publishers consistent to state policies, and shall assist with Party A to enter into rent-type reprinting agreement with such publishers.

2.1 Party B has the duty to keep supply of finished products and maintain market sales. Within Henan Province, any and all claims, debts and liabilities in connection with these Textbooks are borne by Part B. In respect to these Textbooks, Part B shall exercise the right to supervise the materials for printing these Textbooks and their printing quality.

2.2 Before rent-type publishers are determined, Party A and Party B shall work together to process printing. For this end, Party A will authorize Party B to identify printing unit and base rate for the book printing and supply. Party A may perform the examination (printer is required to have adequate profession capacity and assure printing quality). Party A will arrange printing schedule and send book deliverables to the only collection depot specified by Henan Xinhua Bookstore .

2.3 In case of any dispute arising from printing quality grades Party A and Party B agree that the final interpretation for such dispute conforms to the evaluation and determination of Sichuan Printed-Book Quality Supervision & Inspection Administration.

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3.	Party B is authorized to process subscription and issue of these Textbooks at Henan. Party B shall repot the number of runs every quarter to Party A at 30 days prior to book delivery. Required number of runs is subjected to Party B summary of intended purchase order and actual order from Henan Xunhua Bookstore.

4.	Settlement

Party A will provide general invoice to collect royalties c (publishing management fee) from publisher against number of runs. Party A will issue VAT invoice to collect special model fee.

4.1 Rent-type

Party A may charge royalties and special model fee from publisher. Party B has the duty to assist with Party A to collect the fees above within two (2) months.

4.2 Authorized printing and issue

Within three (3) months upon the receipt of all the books ordered at the only collection depot specified by Henan Xinhua Bookstore, Party A shall issue general invoice and VAT invoice to Party B for royalties and special model fee, . and Party B shall pay off the fees of current quarter.

4.2.1 The royalty is charged at 6% of total fixed price in value of number of runs

4.2.2 The special model fee is performed by reference to the NDRC (National Development and Reform Commission) document [2006] 816

5.	Party B is granted benefit period in respect to these Textbooks once they have identified initial grade. This benefit period is valid until end of study duration and is kept without change even if this Agreement is cancelled or rejected to renewal after expiration. In other words, upon the expiration of the Agreement, the collaboration terminates from the initial grade and subsequent grades will continually carry out this Agreement until end of study duration.

6.	This Agreement is valid for six (6) years, and takes effect as of the date both parties signed and sealed on it. Within the term, either party may cancel the Agreement and claim compensation due from defaulting party upon event of default.

7.	Either Party A or Party B is entitled t to renewal this Agreement upon expiration.

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8.	Any matters not covered in this Agreement shall be resolved through consultation by both parties.

9.	This Agreement is made out in duplicate, each party holding one (1) copy.

Sichuan Education Press (Party A) By (signature ): Date: Nov 6, 2009 (Given under the seal of Party A)	Beijing Wenhua Culture Development Company Limited (Party B) By (signature): Li Weifu Date: Nov 12, 2009 (Given under the seal of Party B)

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